Exhibit 1.1

                             Shares

STEMLINE THERAPEUTICS, INC.

Common Stock

UNDERWRITING AGREEMENT

              , 2012

RBC Capital Markets, LLC

as Representative of the several

Underwriters named in Schedule I hereto

Three World Financial Center, 8th Floor
200 Vesey Street
New York, NY 10281

Ladies and Gentlemen:

Stemline Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representative (the “Representative”), an aggregate of                  shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).  The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional                        shares (the “Option Shares”) of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares.  The Firm Shares and the Option Shares are collectively called the “Shares.”

As part of the offering contemplated by this Agreement, the Company and the Underwriters agree that up to                  shares (the “Directed Shares”) of the Shares to be purchased by the Underwriters shall be reserved for sale by the Underwriters to certain of the Company’s directors, officers, employees and other parties associated with the Company (each, individually a “Participant” and collectively, the “Participants”), as part of the distribution of the Shares by the Underwriters, under the terms of the friends and family directed sales program (the “Friends and Family Program”), and subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations.  Shares to be sold pursuant to the Friends and Family Program shall be sold pursuant to this Agreement at the public offering price.  To the extent that any such Directed Shares are not orally confirmed for purchase by a Participant by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-180515), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement.  Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you.  The term “Preliminary Prospectus” means any preliminary prospectus included prior to the date of effectiveness of the Registration Statement as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1.                                       Sale, Purchase, Delivery and Payment for the Shares.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)                                  The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $           per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b)                                 The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares.  Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time, and from time to time, within 30 days after the date of this Agreement, in each case upon written or facsimile notice by the Representative to the Company, provided, however, that no Option Shares Closing Date (as defined below) shall be earlier than the Firm Shares Closing Date (as defined below).  Any such notice shall set forth the number of Option Shares to be purchased and the time and date of such purchase, and shall be given at least two business days prior to the time and date of delivery specified therein.

(c)                                  Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of RBC Capital Markets, LLC, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, NY 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Shares Closing Date”).  In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”).  The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)                                 Payment for the Shares to be purchased on any Closing Date shall be made to the Company by wire transfer of immediately available funds, against delivery to the Representative for the respective accounts of the Underwriters of the Shares to be purchased on such Closing Date.

(e)                                  Delivery of the Shares to be purchased on any Closing Date shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct at least two full business days before such Closing Date.  The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2.               Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any),  as follows:

(a)                                  On the Effective Date, the Registration Statement complied, and on the date of the  Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement, the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder.  The Registration

Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented, as well as the Prospectus, complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.  If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.  With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the statements contained in the following paragraphs under the caption “Underwriting” in the  Prospectus: the first paragraph under the subcaption “Discounts and Commissions” and the first and third paragraphs under the subcaption “Price Stabilization, Short Positions and Penalty Bids” (collectively, the “Underwriter Information”).

(b)                                 As of the Applicable Time (as hereinafter defined), none of (i) the price to the public and the number of Shares offered and sold, as indicated on the cover page of the Prospectus and the Statutory Prospectus (as hereinafter defined), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, and (iii) any individual Written Testing-the Waters Communication (as defined herein), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the

Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.  The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Shares (and if there is more than one version of a Road Show for the Offering that is a written communication, the version available without restriction was made available no later than the other versions).

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means [•]:00 [pm] (Eastern time) on the date of this Underwriting Agreement.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show.

(c)                                  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).  Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)                                 Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                                  The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and Prospectus present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise noted therein and, in the case of unaudited, interim financial statements, subject to normal, year-end adjustments and the exclusion of certain footnotes).  The summary and selected financial data included in the Statutory Prospectus and Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are believed by the Company to be reasonable and the adjustments used therein are believed by the Company to be appropriate to give effect to the transactions and circumstances referred to therein.

(f)                                    Ernst & Young LLP (the “Auditor”) whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus, is and, during the periods covered by its reports, was an independent registered public accounting firm as required by the Securities Act and the Rules.

(g)                                 The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization.  The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as is currently being conducted as described in the General Disclosure Package, the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, financial condition, prospects or in the results of operations of the Company (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company does not own, lease or license any asset or property or conduct any business outside the United States of America.

(h)                                 The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such authorizations, approvals, consents, orders, licenses, certificates and permits, individually or in the aggregate, would not have a Material Adverse Effect (collectively, the “Permits”).  The Company has fulfilled and performed in all material respects all of its obligations with respect to such Permits and, to the Company’s knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other authorizations, approvals, consents, orders, licenses, certificates and permits are required for the Company to enter into, deliver and perform this Agreement and to issue and sell the Shares. For the avoidance of doubt, the representations and warranties in this subparagraph (h) do not apply to “Regulatory Permits” (as defined below), which Regulatory Permits and the subject matter thereof are covered exclusively by the representations and warranties contained in subparagraph (ww) below.

(i)                                     At the (i) time of the filing of the Registration Statement, and (ii) date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(j)                                     Except (i) as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect, (A) to the Company’s knowledge, the Company owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential technology and information, systems or procedures, and other material intellectual property (collectively, “Intellectual Property”) necessary to carry on its business as currently conducted, and as proposed to be conducted, in each case as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus  (collectively, “Company Intellectual Property”) and the Company is not aware of any claim to the contrary or any challenge by any other person or entity to the rights of the Company with respect to the foregoing; (B) each of the agreements described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, which include licensing or transfer of Intellectual Property (each an “Intellectual Property Agreement”) are valid, binding upon, and enforceable by or against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and general equitable principles; (C) the Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property Agreement, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property Agreement; (D) the Company has not received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by, others that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus as under development, infringe or violate, any Intellectual Property or franchise right of any person or entity; (E) the Company has not instituted, and does not currently plan to institute, any claim against any person or entity for infringement of the Company Intellectual Property; (F) to the Company’s knowledge, no person or entity infringes or is otherwise in conflict with the Company Intellectual Property; (G) the Company has taken all steps reasonably necessary to protect, maintain and safeguard its rights in all Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements; (H) the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Company Intellectual Property as owned, used or held for use in the conduct of its business; (I) the granted and issued government registered Company Intellectual Property owned or licensed by the Company is currently in force and has been properly maintained and has not been adjudged by a court of competent jurisdiction as invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property nor to the Company’s knowledge is there any reasonable basis for such a claim; and (J) the pending government registered Company Intellectual Property owned or licensed by the Company is current, up-to-date and in good standing, and the Company has followed in all material respects all relevant laws, rules, procedures and requirements in the filing, prosecution and maintenance of such pending government registered Intellectual Property in the relevant jurisdiction to which such government registered Company Intellectual Property is pending.  The Company has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or, to the Company’s knowledge, threatened against the Company alleging a violation of any person’s privacy or personal information or data rights, and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus and are not described therein.

(k)                                  The Company does not own any real property.  The Company has good and marketable title to all material personal properties owned by it and reflected in the financial statements of the Company included in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus (or as described in the Prospectus and the General Disclosure Package), in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property or do not materially interfere with the current use of such property by the Company.  All real and personal property held under lease by the Company is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material or do not materially interfere with the current use of such property by the Company.

(l)                                     Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, (i) there has not been any event which would reasonably be expected to have a Material Adverse Effect; (ii) the Company has not sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, in each case, which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, the Company (except as disclosed in the Registration Statement and the Prospectus) has not (A) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(m)                               There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules.  Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms.  Neither the Company, nor, to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time, or both, would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which the Company or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(n)                                 The statistical and market related data included in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(o)                                 The Company (i) is not in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is not in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (iii) is not in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(p)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(q)                                 Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which either the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or by-laws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect or except as would not reasonably be expected to result in a Material Adverse Effect.

(r)                                    The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Statutory Prospectus and the Prospectus as of the dates such information is given.  The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company is a party or bound.  The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock.  The exercise price of each option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option.  All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the Company Financial Statements in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant.  The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Statutory Prospectus and the Prospectus.

(s)                                  Except as set forth on Schedule IV hereto, no holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement.  Each director and executive officer of the Company and each stockholder of the Company listed on Schedule II hereto has delivered to the Representative his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(t)                                    There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)                                 All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.

(v)                                 The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which would reasonably be expected to have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(w)                               No transaction has occurred between or among the Company, on the one hand, and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder, on the other hand, that is required to be described in and is not described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus.

(x)                                   The Company has not taken, nor will it take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(y)                                 The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.

There are no tax audits or investigations pending, which would reasonably be expected to have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company.

(z)                                   The Shares have been duly authorized for listing on the NASDAQ Global Market, subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(aa)                            The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or listing on the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.

(bb)                          The books, records and accounts of the Company accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)                            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(dd)                          Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(ee)                            Except as described in the Statutory Prospectus and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(ff)                                Except as described in the Statutory Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a Material Adverse Effect.

(gg)                          The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the NASDAQ Stock Market and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of the NASDAQ Stock Market.

(hh)                          There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(ii)                      The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Statutory Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or the Company’s business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its  business at a cost that is not materially greater than the current cost.  The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(jj)                                  Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by FINRA or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(kk)                            To the Company’s knowledge, there are no affiliations with FINRA among the Company’s officers, directors or any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

(ll)                                  The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the year ending December 31, 2012, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(mm)                      (i) The Company is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval in all material respects; (iv) to the Company’s knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law.  The Company has not been named as a “potentially responsible party” under CERCLA 1980.

(nn)                          The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)                          The Company or, to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has not, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(pp)                          The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(qq)                          Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)                                Except as described in the Statutory Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ss)                            Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company has offered or caused the Underwriters to offer any of the Shares to any person pursuant to the Friends and Family Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(tt)                                The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(uu)                          None of the Company, its directors or its officers has  distributed or  will  distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4(d) below.

(vv)                          Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on [•] (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ww)                      The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters

Communications.  The Company has not distributed any Written Testing-the-Waters Communications (as defined herein).  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(xx)                              Except as set forth in the General Disclosure Package and the Prospectus, the Company, and to the Company’s knowledge, each of the physician sponsors of the clinical trials being performed on SL-401 and SL-701 (the “Physician Sponsors”), has such permits, licenses, certificates, approvals, clearances, authorizations or amendments thereto (the “Regulatory Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, including, without limitation, any Investigational New Drug Application (“IND”), New Drug Application (“NDA”), or Biologics License Application (“BLA”) as required by the United States Food and Drug Administration (the “FDA”) or other authorizations issued by federal, state, local or foreign agencies or bodies, including Health Canada, engaged in the regulation of pharmaceuticals and biological products such as those being developed by the Company (collectively, “Governmental Authorities,” and each, a “Governmental Authority”), except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect; the Company, and to the Company’s knowledge each of the Physician Sponsors, is in compliance with the requirements of the Regulatory Permits, and all of the Regulatory Permits are valid and in full force and effect, in each case in all material respects; the Company has not received, and to the Company’s knowledge neither Physician Sponsor has received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect; the Company has not failed to file with the FDA or any Governmental Authority any required application, submission, report, document, notice, supplement, or amendment, and all such filings were in material compliance with applicable laws when filed and have been supplemented as necessary to remain in material compliance with applicable laws and no material deficiencies have been asserted by the FDA or any Governmental Authority with respect to any such filings.

(yy)                          To the Company’s knowledge, the research, studies and clinical trials conducted by or on behalf of the Company and the Physician Sponsors have been and, if still pending, are being conducted, in all material respects, in accordance with experimental protocols and procedures pursuant to all applicable laws and Regulatory Permits and the results of such research, studies and clinical trials described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, are accurate and fairly present, in all material respects, the data derived from such research, studies, and clinical trials; any research, studies and clinical trials conducted by or on behalf of the Company or the Physician Sponsors, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with professional and scientific standards and the applicable requirements of the FDA and other Governmental Authorities; neither the Company, nor to the Company’s knowledge any Physician Sponsor, has received any notice or correspondence from the FDA nor any Governmental Authority requiring the termination, suspension or modification of any such study or clinical trial; and except to the extent disclosed in the Registration Statement, the General Disclosure Package, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, the Company is not aware of any research, study or clinical trial, the results of which the Company believes reasonably call into question the results described or referred to in the Registration Statement, the General Disclosure Package, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

3.                                       Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a)                                  Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative.  If the Company has elected to rely upon Rule 430A, information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c)                                  The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(d)                                 The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer or chief operating officer and the chief financial officer or chief accounting officer of the Company, in their respective capacities as such, to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, to the knowledge of such officers (A) as of the Effective Date, the

Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been but was not set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company.

(e)                                  The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)                                    The Representative shall have received on each Closing Date from Edwards Wildman Palmer LLP, counsel for the Company, an opinion, addressed to the Representative and dated such Closing Date which shall include substantially those opinions set forth on Exhibit B hereto (the “Opinion”).  To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representative as to matters which are governed by laws other than the laws of the State of New York, the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions.  Copies of such certificates and other opinions shall be furnished to the Representative and counsel for the Underwriters.

(g)                                 The Representative shall have received on each Closing Date from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Representative, an opinion, addressed to the Representative and dated such Closing Date, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished or provided access to such counsel of such documents as they request for enabling them to pass upon such matters.

(h)                                 All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and its counsel.

(i)                                     The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto.  In the event that the Representative, in its sole discretion, agrees to release or waive any restriction set forth in a Lock-Up Agreement for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver (which release or waiver shall be substantially in the Form found at Exhibit A-1 hereto), the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)                                     The Shares shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(k)                                  The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, except as described in the General Disclosure Package and the Prospectus (excluding any supplement or amendment thereto) (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that would reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or would reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, financial condition or results of operations of the Company that, in any such case, makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Shares as contemplated hereby.

(l)                                     On the Firm Shares Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Shares.

(m)                               The Representative shall have received on each Closing Date a certificate addressed to the Representative and dated such Closing Date, of the Company’s regulatory affairs officer, in a form satisfactory to the Representative, with respect to the regulatory affairs of the Company.

(n)           The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

(o)           That certain license agreement by and between the Company and Ivan Bergstein, dated December 1, 2003, pursuant to which Dr. Bergstein licensed to the Company his interest in certain oncology-related intellectual property rights, shall have been terminated, and Dr. Bergstein shall have duly assigned and transferred to the Company all of such oncology-related intellectual property rights.

4.             Covenants and other Agreements of the Company and the Underwriters.

(a)           The Company covenants and agrees as follows:

(i)                    The Company will use its commercially reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus within the time periods specified by Rule 424(b). The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii)                   The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects.  The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)                  If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)                  If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)                   The Company shall make generally available to its security holders and to the Representative as soon as practicable an earning statement (which need not be audited) of the Company, covering the 12-month period beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 of the Rules) of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules.

(vi)                  The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter, without charge, a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, during the Prospectus Delivery Period (as defined below), as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.  If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(vii)                 The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)                The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)                   Without the prior written consent of the Representative, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) the issuance of the Shares pursuant to the Registration Statement, (B) the issuance of shares pursuant to the Company’s Amended and Restated 2004 Employee, Director and Consultant Stock Plan and/or 2012 Equity Incentive Plan as described in the Registration Statement and the Prospectus, and (C) securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity; provided that the aggregate number of shares or securities issued pursuant to this clause (C) shall not exceed 5.0% of the total number of outstanding shares of Common Stock immediately following the issuance and sale of the Firm Shares pursuant hereto.  In the event that during this period, (x) any shares are issued pursuant to the Company’s existing stock option plan or bonus plan that are exercisable during such 180-day period or (y) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180-day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of the Representative, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.  Notwithstanding the foregoing, including without limitation in respect of shares issued pursuant to clauses (A), (B) and (C) above, (i) the Company represents and warrants that each such grantee or purchaser or holder of such registered securities during such 180-day period shall be subject to similar lock-up restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period; and (ii) if (x) during the last 17 days of the 180-day period described in this Section 4(a)(ix) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180-day period; the restrictions imposed during this Section 4(a)(ix) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(x)                    On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NASDAQ Global Market (including any required registration under the Exchange Act).

(xi)                   Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii)                  The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiii)                 The Company will comply with all applicable securities laws and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Friends and Family Program.

(xiv)                The Company will ensure that the Directed Shares will be restricted, to the extent required by FINRA or FINRA rules, from sale,

transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement.  The Representative will notify the Company as to which Participants will need to be so restricted.  The Company shall direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(xv)                 The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 4(a)(ix) hereof.

(xvi)                If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(b)           The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to:  (i) the preparation, printing, reproduction, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering; (vi) inclusion of the Shares for listing on the NASDAQ Global Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; and (viii) the reasonable fees and disbursements of counsel for the Underwriters in connection with the Friends and Family Program, and payment of any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Friends and Family Program. Subject to the provisions of Section 7, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

(c)           The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person.  Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d)           The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.  The Company consents to the use by any Underwriter of a free writing prospectus only if such free writing prospectus (i) contains no “issuer information” as defined in Rule 433 that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, or (ii) was previously approved by the Company in advance in writing.

5.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto or any Written Testing-the-Waters Communication, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each such case, except for any losses, claims, damages or liabilities arising out of or based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company agrees to indemnify and hold harmless the Representative, its officers and employees and each person, if any, who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Friends and Family Program or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares otherwise reserved for such Participant pursuant to the Friends and Family Program, and (iii) related to, arising out of, or in connection with the Friends and Family Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Representative.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with the Underwriter Information.

(c)           Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Sections 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6.             Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the

Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 5(a) hereof with respect to Directed Shares, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7.             Termination.

(a)           This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) in the judgment of the Representative, there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions, on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the NYSE Euronext or the NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)           If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

8.             Substitution of Underwriters.  If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein.  If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms.  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting

Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm Shares Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company, except with respect to both the Company and the Underwriters, as provided in Sections 4(b), 5, 6 and 7.  The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9.             Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares.  In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by facsimile if subsequently confirmed in writing, (a) if to the Representative, RBC Capital Markets, LLC, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, NY 10281, Attention:  Michael Goldberg, Syndicate Director, Facsimile: 212-428-6260, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017, Attention: Ivan K. Blumenthal, Esq., Facsimile: 212-983-3115, and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the

Registration Statement with a copy to Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, MA 02199, Attention: Matthew J. Gardella, Esq., Facsimile: 866-955-8776.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

STEMLINE THERAPEUTICS, INC.

By:
Name:
Title:

Confirmed:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

Acting severally on behalf of itself

and as representative of the several

Underwriters named in Schedule I annexed

hereto.

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

SCHEDULE I

Name	Number of Firm Shares to Be Purchased

RBC Capital Markets, LLC
Oppenheimer & Co. Inc.
JMP Securities LLC

Total

Sch I - 1

SCHEDULE II

Lock-up Signatories

SCHEDULE III

Issuer Free Writing Prospectuses

[None.]

SCHEDULE IV

[To be completed by the Company]

Exhibit A

FORM OF LOCK-UP AGREEMENT

, 2012

RBC Capital Markets, LLC

As Representative of the Several Underwriters

Three World Financial Center

200 Vesey Street, 10th Floor

New York, NY 10281

Re:                               Initial Public Offering of Stemline Therapeutics, Inc.

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.0001 per share (“Common Stock”), or rights to acquire Common Stock, of Stemline Therapeutics, Inc. (the “Company”) understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the initial public offering (the “IPO”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of Common Stock of the Company (the “Securities”) pursuant to a registration statement on Form S-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the IPO of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, from the date hereof through the period ending 180 days (the “Lock-Up Period”) after the date of the final prospectus relating to the IPO (the “Prospectus”), directly or indirectly: (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially or may be deemed to be beneficially owned (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or (4) publicly announce an intention to do any of the foregoing.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the IPO.

The restrictions in the immediately preceding paragraph shall not apply to:

(a)  the sale of the Securities to be sold pursuant to the Underwriting Agreement;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, or gifts, (ii) to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned, or (iii) by will or intestacy;

(c) transfers or distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by a (i) stockholder that is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such stockholder or (B) as part of a distribution to an equity holder of such stockholder or to the estate of any such equity holder, or (ii) stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(d)  the exercise of options granted under the Company’s Amended and Restated 2004 Employee, Director and Consultant Stock Plan and/or 2012 Incentive Plan provided that the shares of Common Stock delivered upon such exercise are subject to the restrictions set forth in the immediately preceding paragraph;

(e)  transfers of shares of Common Stock to the Company (i) as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s Amended and Restated 2004 Employee, Director and Consultant Stock Plan and/or 2012 Incentive Plan, or (ii) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to the Company’s Amended and Restated 2004 Employee, Director and Consultant Stock Plan and/or 2012 Incentive Plan;

(f)  the conversion of the Company’s senior convertible note due 2015 and convertible notes due 2017 that are outstanding as of the date hereof, provided that the shares of Common Stock delivered upon such conversion are subject to the restrictions set forth in the immediately preceding paragraph; and

(g)  the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that (i) the restrictions shall apply in full force to sales or other dispositions pursuant to such Rule 10b5-1 plan during the Lock-Up Period and (ii) no public announcement or disclosure of entry into such Rule 10b5-1 plan is made or required to be made, including any filing with the SEC under Section 13 or Section 16 of the Exchange Act;

provided that in case of any transfer pursuant to clause (b) or (c) above, each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and provided further that such transfer shall not involve a disposition for value and such transfer is not required to be reported in any public report or filing with the SEC during the Lock-Up Period.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a proposed transfer of shares of Common Stock by the undersigned, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Registration Statement does not become effective and the Company files with the SEC a notice of withdrawal of the Registration Statement pursuant to Rule 477 of the Securities Act of 1933, as amended, or if the Underwriting

Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the IPO, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the IPO in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

If individual, please sign here:

Signature:

Print Name:

If a corporation, limited partnership or other legal entity, please sign here:

Legal Name:

By:
Name:
Title:

Exhibit A-1

Form of Waiver of Lock-up

Stemline Therapeutics, Inc.
Public Offering of Common Stock

[ ], 20[ ]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Stemline Therapeutics, Inc. (the “Company”) of [ ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company and the lock-up agreement dated [ ], 20[ ] (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ], 20[ ], with respect to [ ] shares of Common Stock (the “Shares”).

RBC Capital Markets, LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [ ], 20[ ][date to be 3 business days from date of letter]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

cc:  [Company contact]

Exhibit A-2

Form of Lock Up Waiver/Release Company Press Release

Stemline Therapeutics, Inc.
[Date]

Stemline Therapeutics, Inc. announced today that RBC Capital Markets, LLC, the [lead book-running manager] in the Company’s recent public sale of [ ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [ ] shares of the Company’s common stock held by [ ], an [officer/director] of the Company.  The [waiver] [release] will take effect on [ ], 20[ ], and the related shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

Form of Edwards Wildman Palmer LLP Opinion

[To include both Corporate and IP opinions]